Exhibit 99

LIONS GATE ENTERTAINMENT REPORTS REVENUES OF
$77.4 MILLION FOR THIRD QUARTER OF FISCAL 2004,
25% INCREASE FROM PRIOR-YEAR QUARTER

•	Last Quarter of Financial Results Before Full Inclusion of Artisan Entertainment Financial Results

•	Company Achieving Rapid Integration of Artisan; Senior Management to Provide Fiscal 2005 Visibility (Fiscal Year Beginning April 1, 2004) on Conference Call This Morning

•	Write-Down of CinéGroupe’s Animation Assets And Costs Associated With Artisan Merger Impact Third Quarter’s EBITDA

(all amounts in U.S. dollars)

VANCOUVER, BC, and SANTA MONICA, CA, February 17, 2004 – Lions Gate Entertainment (AMEX and TSX: LGF), the leading independent filmed entertainment production and distribution studio, reported revenues of $77.4 million for the three months ended December 31, 2003, a 25% increase from the prior year’s quarter.

The Company recorded a non-cash write-down of $10 million due to the restructuring of its Montreal-based animation partner CinéGroupe, an $8 million non-recurring expense related to the integration of Artisan and $7 million in additional marketing expenses associated with the positive performance of current theatrical and video releases, contributing to a decline in EBITDA (earnings before interest, income taxes, depreciation and amortization and minority interests) in the quarter.

Lions Gate reported EBITDA of negative $32.0 million in the quarter compared to positive $1.0 million in the prior year’s quarter. Net loss was $29.8 million for the quarter compared to a net loss of $2.3 million in the prior year’s quarter.

“We are ahead of schedule in achieving the successful integration of Artisan Entertainment,” said Lions Gate Chief Executive Officer Jon Feltheimer. “Our merger clearly positions us as the premier truly independent filmed entertainment studio in the industry. This was a highly accretive and deleveraging transaction, and we look forward to providing visibility for our fiscal 2005 financial results (fiscal year beginning April 1, 2004) on our analyst and investor call this morning. On that call, we plan to provide detail on cost savings, revenue and free cash flow as well as debt repayment going forward.”

The Company also noted that, with the completion of the Artisan merger, it expected continued strong organic growth in its expanded core businesses of motion picture production and distribution, television programming, home entertainment, family home entertainment and, over a longer-term horizon, delivery of video-on-demand content for emerging digital markets.

Motion Picture And Television Businesses Lead Revenue Growth

Motion picture revenues in the third quarter were $54.2 million, a 24% increase over $43.6 million in the prior year’s quarter. Revenue drivers were spread across a broad range of titles, including the home video performances of HOUSE OF 1000 CORPSES, the NBC comedy hit WILL & GRACE, the latest installments of NBC’s SATURDAY NIGHT LIVE franchise (SNL: WILL FERREL) and ABC’s Stephen King franchise (THE DIARY OF ELLEN RIMBAUER) and the international theatrical revenues of WONDERLAND, CONFIDENCE and SHATTERED GLASS.

Lions Gate earned four Academy Award® nominations for its critically-acclaimed box office successes THE COOLER and GIRL WITH A PEARL EARRING, which are currently in the midst of their theatrical runs. Theatrical revenues from these titles will be recorded primarily in the fiscal fourth quarter, along with video revenues for the theatrical hit CABIN FEVER, which debuted at #3 on the DVD sales charts three weeks ago.

Television revenues were $17.1 million in the third quarter, a 40% increase from $12.2 million in the prior year’s quarter, primarily due to deliveries of the prime time Lifetime cable series 1-800-MISSING and a steady supply of nonfiction programming from Termite Art to nine leading cable networks.

Lions Gate senior management will hold its analyst and investor conference call to discuss its third quarter results and provide guidance for the fourth quarter of fiscal 2004 as well as visibility for fiscal 2005 results (fiscal year beginning April 1, 2004) at 8:00 A.M. PT/11:00 A.M. ET today, February 17, 2004. Interested parties may participate live by calling 1-800-553-0351 (1-612-332-0335 outside the U.S. and Canada). A full digital replay will be available from this afternoon, February 17, through Tuesday, February 24, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code #719479.

Lions Gate is the premier diversified independent producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of more than 8000 titles is one of the largest in the industry and the biggest in indie history. The Lions Gate brand name is synonymous with original, daring, quality entertainment in markets around the world.

*      *      *      *      *
www.lionsgatefilms.com

AMEX and TSX: LGF

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words “expects,” “anticipates,” “is slated,” “should, “ “are scheduled” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including risk factors as set forth in the Risk Factors sections of our Form 10-K, filed June 30, 2003, our Registration Statement on Form S-3 filed September 25, 2003 and related Prospectus Supplement filed October 9, 2003, with the Securities and Exchange Commission and the Canadian Securities Commissions. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

For further information, contact:

Peter D. Wilkes
310-255-3726
pwilkes@lgecorp.com

LIONS GATE ENTERTAINMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2003	2003

	(Unaudited)
	(All amounts in thousands of U.S.
	dollars, except share amounts)
ASSETS
Cash and cash equivalents	$9,507	$7,440
Accounts receivable, net of reserve for video returns of $63,847 (March 31, 2003 — $11,364) and provision for doubtful accounts of $15,074 (March 31, 2003 — $7,677)	123,973	94,908
Investment in films and television programs	451,765	206,275
Property and equipment	34,009	32,390
Goodwill, net of accumulated amortization of $5,643	127,394	25,048
Other assets	27,042	19,135
Future income taxes	2,985	1,350

	$776,675	$386,546

LIABILITIES
Bank loans	$269,068	$130,921
Accounts payable and accrued liabilities	141,417	48,888
Accrued participations and residuals costs	79,667	26,158
Production loans	13,570	20,339
Subordinated notes	47,865	—
Long-term debt	42,091	54,379
Deferred revenue	48,256	22,116
Minority interests	702	9,028

	642,636	311,829

Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred shares, 200,000,000 shares authorized, issued in series, including 1,000,000 series A (1,986 and 11,830 shares issued and outstanding) and 10 series B (10 shares issued and outstanding) (liquidation preference $5,064 and $30,167)	5,631	32,519
Common stock, no par value, 500,000,000 shares authorized, 90,718,304 and 43,231,921 shares issued and outstanding	267,336	157,675
Contributed surplus	20,620	—
Accumulated deficit	(152,206)	(107,942)
Cumulative translation adjustments	(7,342)	(7,535)

	134,039	74,717

	$776,675	$386,546

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three	Three
	Months	Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

	(All amounts in thousands of U.S. dollars, except per share amounts)
Revenues	$77,429	$61,867	$232,132	$233,924

Expenses:
Direct operating	47,286	28,723	122,521	118,547
Distribution and marketing	36,913	23,230	109,152	77,611
General and administration	9,420	8,871	25,180	24,204
Severance and relocation costs	5,934	—	5,934	—
Write-down of animation assets	9,919	—	9,919	—
Depreciation and amortization	1,280	1,087	3,391	3,260

Total expenses	110,752	61,911	276,097	223,622

Operating Income (Loss)	(33,323)	(44)	(43,965)	10,302

Other Expenses:
Interest on debt initially incurred for a term of more than one year	5,317	2,288	10,251	7,503
Minority interests	(6,986)	(51)	(9,042)	580

Total other expenses	(1,669)	2,237	1,209	8,083

Income (Loss) Before Equity Interests and Income Taxes	(31,654)	(2,281)	(45,174)	2,219
Equity interests	30	16	(127)	462

Income (Loss) Before Income Taxes	(31,624)	(2,265)	(45,301)	2,681
Income taxes	(1,861)	(13)	(2,128)	1,029

Net Income (Loss)	(29,763)	(2,252)	(43,173)	1,652
Dividends on Series A preferred shares	(66)	(396)	(320)	(1,188)
Accretion on Series A preferred shares	(131)	(512)	(771)	(1,535)

Net Loss Available to Common Shareholders	$(29,960)	$(3,160)	$(44,264)	$(1,071)

Basic and Diluted Loss Per Common Share	$(0.36)	$(0.07)	$(0.70)	$(0.02)

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

			Series A		Series B
	Common Stock		Preferred Shares		Preferred Shares

									Cumulative
							Contributed	Accumulated	Translation
	Number	Amount	Number	Amount	Number	Amount	Surplus	Deficit	Adjustments	Total

			(All amounts in thousands of U.S. dollars, except share amounts)
Balance at March 31, 2002	43,231,921	$157,675	11,830	$30,751	10	$—	$—	$(105,435)	$(7,597)	$75,394
Net loss available to common shareholders								(2,507)		(2,507)
Accretion on Series A preferred shares			—	1,768						1,768
Foreign currency translation adjustments									62	62

Balance at March 31, 2003	43,231,921	157,675	11,830	32,519	10	—	—	(107,942)	(7,535)	74,717
Issuance of common stock	44,951,056	103,176								103,176
Exercise of stock options	535,240	1,414								1,414
Conversion feature of subordinated note							16,361			16,361
Redemption of Series A preferred shares			(8,040)	(22,349)			4,259			(18,090)
Conversion of Series A preferred shares	2,000,087	5,071	(1,804)	(5,071)						—
Net loss available to common shareholders								(44,264)		(44,264)
Accretion on Series A preferred shares			—	532						532
Foreign currency translation adjustments									193	193

Balance at December 31, 2003	90,718,304	$267,336	1,986	$5,631	10	$—	$20,620	$(152,206)	$(7,342)	$134,039

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three	Three
	Months	Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

	(All amounts in thousands of U.S. dollars)
Operating activities:
Net income (loss)	$(29,763)	$(2,252)	$(43,173)	$1,652
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of property and equipment	1,126	928	2,930	2,782
Write-off of projects in development	177	128	1,180	658
Amortization of pre-operating costs	154	159	461	478
Amortization of deferred financing costs	2,586	342	3,284	1,045
Amortization of films and television programs	47,794	28,191	121,021	116,664
Accretion on subordinated notes	190	—	190	—
Minority interests	(6,986)	(51)	(9,042)	580
Severance and relocation costs	5,934	—	5,934	—
Write-down of animation assets	9,919	—	9,919	—
Other equity interests	(30)	(16)	127	(462)
Changes in operating assets and liabilities:
Accounts receivable, net	20,842	11,641	5,173	12,047
Increase in investment in films and television programs	(48,474)	(43,620)	(143,970)	(143,145)
Other assets	6,242	(3,421)	5,375	(6,076)
Future income taxes	(2,246)	—	(2,745)	—
Accounts payable and accrued liabilities	(16,482)	5,569	(1,231)	4,061
Accrued participations and residuals costs	2,797	1,152	5,627	7,043
Deferred revenue	(2,297)	4,880	4,797	6,327

Net cash flows provided by (used in) operating activities	(8,517)	3,630	(34,143)	3,654

Financing activities:
Issuance of common stock, net of issue costs	73,824	—	104,590	—
Redemption of Series A preferred shares	—	—	(18,090)	—
Dividends paid on Series A preferred shares	—	—	(254)	(792)
Financing fees paid	(11,287)	—	(11,287)	—
Increase (decrease) in bank loans	60,974	4,095	81,308	(13,058)
Decrease in restricted cash	—	236	—	706
Decrease in production loans	(2,050)	(11,044)	(8,477)	(404)
Increase in subordinated notes	56,663	—	56,663	—
Increase (decrease) in long-term debt	(12,777)	(3,492)	(15,642)	5,922

Net cash flows provided by (used in) financing activities	165,347	(10,205)	188,811	(7,626)

Investing activities:
Cash received from discontinued operation	—	4,394	—	6,634
Acquisition of Artisan Entertainment Inc., net of cash acquired	(149,559)	—	(149,559)	—
Purchase of property and equipment	(212)	(309)	(495)	(1,958)

Net cash flows provided by (used in) investing activities	(149,771)	4,085	(150,054)	4,676

Net change in cash and cash equivalents	7,059	(2,490)	4,614	704
Foreign exchange effect on cash	(3,264)	(2,004)	(2,547)	(84)
Cash and cash equivalents — beginning of period	5,712	11,755	7,440	6,641

Cash and cash equivalents — end of period	$9,507	$7,261	$9,507	$7,261

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO NET INCOME (LOSS)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

	(amounts in thousands of U.S. dollars)
EBITDA, as defined	$(32,013)	$1,059	$(40,701)	$14,024
Depreciation and Amortization	(1,280)	(1,087)	(3,391)	(3,260)
Interest	(5,317)	(2,288)	(10,251)	(7,503)
Minority interests	6,986	51	9,042	(580)
Income taxes	1,861	13	2,128	(1,029)

Net income (loss)	$(29,763)	$(2,252)	$(43,173)	$1,652